EXHIBIT 99

EXECUTION COPY

SECOND AMENDED AND RESTATED SELLER AGREEMENT (this “Agreement”), dated as of August 1, 2012, as amended and restated as of December 17, 2013, and as of November 1, 2016, by and between BARCLAYS BANK DELAWARE (“BBD”), a Delaware banking corporation, and BARCLAYS DRYROCK FUNDING LLC, a Delaware limited liability company (“Dryrock Funding”).

WITNESSETH:

WHEREAS, BBD and Dryrock Funding have entered into an Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), dated as of August 1, 2012, as amended and restated as of December 17, 2013, pursuant to which Dryrock Funding will purchase from BBD, from time to time, the financial assets specified therein (the “Purchased Assets”). Capitalized terms used herein and not otherwise defined herein have the meaning assigned to such terms in the Receivables Purchase Agreement.

WHEREAS, it is contemplated that the Purchased Assets will be transferred by Dryrock Funding to the Barclays Dryrock Issuance Trust (the “Trust”) under and in accordance with the terms of the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, among Dryrock Funding, the Trust, and U.S. Bank National Association, as Indenture Trustee (in such capacity, the “Indenture Trustee”);

WHEREAS, Dryrock Funding intends to cause the Trust to issue notes (the “Notes”) pursuant to the Amended and Restated Indenture, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and between the Trust and the Indenture Trustee, as supplemented by indenture supplements;

WHEREAS, the parties hereto have heretofore entered into an Amended and Restated Seller Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013 (the “Original Seller Agreement”); and

WHEREAS, the parties hereto agree to and do hereby amend and restate the Original Seller Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, it is hereby agreed by and between BBD and Dryrock Funding as follows:

1.	(a) Prior to the applicable compliance date for regulations required under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, BBD shall retain an economic interest in a material portion, defined as not less than five (5) percent of the credit risk of the Receivables sold to Dryrock Funding. This retained interest may be either in the form of an interest of not less than five percent in each of the credit tranches sold or transferred to the investors or in a representative sample of the securitized Receivables equal to not less than five percent of the principal amount of the Receivables at transfer. This retained interest may not be sold, pledged or hedged, except for the hedging of interest rate or current risk, during the term of the securitization.
(b) For any securitization that closes upon or following the applicable compliance date for regulations required under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, BBD shall retain an economic interest in the credit risk of the Receivables sold to Dryrock Funding in accordance with such regulations, including the restrictions on the sale, pledging and hedging set forth therein.
(c) Notwithstanding Section 1(a), for any securitization that closes following November 24, 2015 and prior to the applicable compliance date for regulations required under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, at the option of BBD, BBD shall retain an economic interest in the credit risk of the Receivables sold to Dryrock Funding in accordance with the requirements of the Section 15G regulations as though such regulations were then in effect.
(d) As used in this Section, “applicable compliance date” means, with respect to a securitization, the date on which compliance with Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act is required with respect to that securitization.
2.	The transfer of the Purchased Assets by BBD to Dryrock Funding and the duties of BBD as seller shall be evidenced in a separate agreement from the duties of BBD, if any, as servicer, custodian, paying agent, credit support provider or in any capacity other than the seller of the Purchased Assets.
3.	BBD shall separately identify in its financial asset data bases the Purchased Assets purchased by Dryrock Funding pursuant to the Receivables Purchase Agreement. BBD shall maintain an electronic or paper copy of the closing documents for each securitization involving the Trust in a readily accessible form, a current list of all of its outstanding securitizations and issuing entities, and the most recent Form 10-K, if applicable, or other periodic financial report for each securitization and issuing entity. BBD shall make these records readily available for review by the FDIC promptly upon written request.

4.	On or prior to the issuance of each series of Notes, BBD shall cause to be disclosed information about such series of Notes and the Purchased Assets at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the Notes and the Purchased Assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Securities and Exchange Commission Regulation AB, 17 CFR 229.1100 through 1123 (to the extent then in effect) or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered. Information that is unknown or not available to BBD after reasonable investigation may be omitted if there is included in the offering document a statement disclosing that the specific information is otherwise unavailable.
5.	On or prior to issuance of each series of Notes, BBD shall cause to be disclosed the structure of the securitization and the credit and payment performance of the Notes, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the Purchased Asses, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of Purchased Assets.
6.	On or prior to the issuance of each series of Notes, BBD shall cause to be disclosed the nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk or loss on the underlying assets is retained by any of them for such securitization.
7.	BBD represents, warrants, and covenants to Dryrock Funding that this Agreement has been approved by the board of directors of BBD or its assets and liability committee (which operates as the loan committee for purposes of the FDIC Rule), such approval is reflected in the minutes of a meeting of the board of directors or committee, and this Agreement has been and will be, continuously, from the time of execution in the official record of BBD.
8.	This Agreement may not be changed orally, but only in accordance with any subject to the amendment provisions set forth in Section 9.01 of the Receivables Purchase Agreement. A copy of any amendment to this Agreement shall be sent to Dryrock Funding, the Owner Trustee, the Indenture Trustee, and each Note Rating Agency.
9.	(a) If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of such remaining covenants, agreements, provisions and terms of this Agreement.

(b) This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.
(c) This Agreement will insure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Trust, the Owner Trustee and the Indenture Trustee are express third-party beneficiaries of this Agreement.
(d) This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

BBD and Dryrock Funding have cause this Agreement to be duly executed by their respective officers as of the date first above written.

BARCLAYS BANK DELAWARE

By:	/s/ Lawrence Drexler
Name: Lawrence Drexler Title: General Counsel

BARCLAYS DRYROCK FUNDING LLC

By:	/s/ Deepesh Jain
Name: Deepesh Jain Title: Vice President and Treasurer